As filed with the Securities and Exchange Commission on May 2, 2008

Registration No. 333-148995

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________

Honeywell International Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	22-2640650 (I.R.S. Employer Identification Number)

101 Columbia Road

Morristown, NJ 07962

(Address of Registrant’s Principal Executive Offices)

Honeywell Savings and Ownership Plan

Honeywell Puerto Rico Savings and Ownership Plan

(Full Title of the Plan)

Thomas F. Larkins

Vice President, Corporate Secretary and Deputy General Counsel

Honeywell International Inc.

101 Columbia Road

Morristown, New Jersey 07962

(973) 455-2000

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

________________

On February 1, 2008, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 333-148995) (the “Form S-8”) registering 40,000,000 shares of the Registrant’s common stock, par value $1.00 per share (the “Shares”), as well as plan interests, to be issued to participants under the Honeywell Savings and Ownership Plan (the “Plan”).

On April 29, 2008, the Registrant filed with the Securities and Exchange Commission a Post-Effective Amendment No. 1 to Registration Statement No. 333-148995 in order to add the Honeywell Puerto Rico Savings and Ownership Plan (the “Puerto Rico Plan”) to the Form S-8 because the Shares registered under the Form S-8, as well as plan interests, will also be issued to participants in the Puerto Rico Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, Post-Effective Amendment No.1 to Registration Statement No. 333-148995 also covered an indeterminate amount of interests to be offered and sold pursuant to the Plan.

We are amending the Form S-8 because of a clerical error in the version of the Puerto Rico Plan that was filed as Exhibit 4.1 to the Post-Effective Amendment No.1 to Registration Statement No. 333-148995. We have included as Exhibit 4.1 to this Post Effective Amendment No. 2 to Registration Statement No. 333-148995, the corrected version of the Puerto Rico Plan, effective as of May 1, 2008.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (Registration No. 333-148995) to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on May 2, 2008.

HONEYWELL INTERNATIONAL INC.
By:	/s/ Talia M. Griep
Talia M. Griep
Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (No. 333-148995) has been signed by the following persons in the capacities indicated on May 2, 2008.

Name	Title
*	Chairman and Chief Executive Officer and Director
David M. Cote	(Principal Executive Officer)
/s/ David J. Anderson	Senior Vice President and Chief Financial Officer
David J. Anderson	(Principal Financial Officer)
/s/ Talia M. Griep	Vice President and Controller
Talia M. Griep	(Principal Accounting Officer)
*	Director
Gordon M. Bethune
*	Director
Jaime Chico Pardo
*	Director
D. Scott Davis
*	Director
Linnet F. Deily
*	Director
Clive R. Hollick

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Name	Title
*	Director
Michael W. Wright
*	Director
Bradley T. Sheares, Ph.D
*	Director
Eric K. Shinseki
*	Director
John R. Stafford

* By: /s/ Thomas F. Larkins Thomas F. Larkins, Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan administrator has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (No. 333-148995) to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on the 2nd day of May, 2008.

Honeywell Savings and Ownership Plan

Honeywell Puerto Rico Savings and Ownership Plan

By:    /s/ Brian Marcotte

Brian Marcotte

Plan Administrator

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EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	Honeywell Puerto Rico Savings and Ownership Plan (filed herewith)
24.1	Power of Attorney of certain officers and directors of the Registrant*

* Previously filed as Exhibit 24.1 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission by the Registrant on February 1, 2008.

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